[CBRL GROUP, INC. LOGO]
Post Office Box 787
Lebanon, Tennessee
37088-0787
Phone 615.443.9869

Investor Contact: Lawrence E. White
Senior Vice President/Finance
and Chief Financial Officer
(615) 443-9869

Media Contact: Julie K. Davis
Director Corporate Communications
(615) 443-9266

CBRL GROUP, INC. REPORTS MARCH COMPARABLE STORE SALES

LEBANON, Tenn. (March 28, 2006) -- CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) today reported comparable store sales for its Cracker Barrel Old Country Store® (“Cracker Barrel”) restaurants and gift shops for the four-week period ending Friday, March 24, 2006. On March 17, 2006, the Company announced its intention to divest itself of its wholly-owned Logan’s Roadhouse, Inc. (“Logan’s”) subsidiary. In accordance with federal securities laws, the Company has discontinued reporting of Logan’s sales results.

•	Comparable store restaurant sales in fiscal March were down 2.1%, with an approximately 2.2% higher average check, including approximately 2.4% higher average menu pricing, and
•	Comparable store retail sales in March were down 12.9%.

The Company noted that comparable sales in fiscal March were unfavorably affected by a shift in the timing of Easter, which is three weeks later this year than last year. The Company estimated that Cracker Barrel’s comparable store sales in fiscal March were unfavorably affected by approximately 1-1.5% in restaurant sales and 5-6% in retail sales as a result of this shift.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 537 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 134 company-operated and 25 franchised Logan’s Roadhouse® restaurants in 20 states.

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